CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the previously filed Registration Statement No. 333-70622 of MDU Resources
Group, Inc. on Form S-8 of our report dated June 6, 2003, appearing in the Annual Report on this Form 11-K of MDU Resources
Group, Inc. 401(k) Retirement Plan for the year ended
December 31, 2002.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP



Minneapolis, Minnesota
June 26, 2003